News Release

Virtus Investment Partners Announces Financial Results for Third Quarter 2022

▪Earnings Per Share - Diluted of $4.25; Earnings Per Share - Diluted, as Adjusted, of $5.76
▪Total Sales of $5.7B; Net Flows of ($3.3B); Assets Under Management of $145.0B

Hartford, CT, October 26, 2022 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended September 30, 2022.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	9/30/2022	9/30/2021	Change	6/30/2022	Change
U.S. GAAP Financial Measures
Revenues	$210.3	$252.1	(17%)	$225.3	(7%)
Operating expenses	$166.2	$158.8	5%	$168.6	(1%)
Operating income (loss)	$44.0	$93.3	(53%)	$56.7	(22%)
Operating margin	20.9%	37.0%		25.2%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$31.7	$58.7	(46%)	$17.4	82%
Earnings (loss) per share - diluted	$4.25	$7.36	(42%)	$2.29	86%
Weighted average shares outstanding - diluted	7.463	7.984	(7%)	7.607	(2%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$185.7	$217.7	(15%)	$199.0	(7%)
Operating expenses, as adjusted	$120.8	$107.6	12%	$121.0	—%
Operating income (loss), as adjusted	$64.9	$110.1	(41%)	$78.0	(17%)
Operating margin, as adjusted	35.0%	50.6%		39.2%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$43.0	$77.5	(45%)	$52.2	(18%)
Earnings (loss) per share - diluted, as adjusted	$5.76	$9.71	(41%)	$6.86	(16%)
Weighted average shares outstanding - diluted, as adjusted	7.463	7.984	(7%)	7.607	(2%)

(1) See the information beginning on page 10 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 10 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	9/30/2022	9/30/2021	Change	6/30/2022	Change
Ending total assets under management	$145.0	$177.3	(18%)	$155.4	(7%)
Average total assets under management	$157.1	$179.6	(13%)	$171.4	(8%)
Total sales	$5.7	$7.6	(25%)	$7.9	(27%)
Net flows	$(3.3)	$(0.5)	N/M	$(4.8)	(31%)

N/M - Not Meaningful

Total assets under management of $145.0 billion at September 30, 2022 compared with $155.4 billion at June 30, 2022. The decline reflected market performance and net outflows. In addition, other fee earning assets of $2.5 billion compared with $3.0 billion at June 30, 2022.
Total sales of $5.7 billion compared with $7.9 billion in the prior quarter reflecting lower institutional sales and continued negative retail investor sentiment. Open-end fund sales of $2.9 billion compared with $3.1 billion, with declines across most strategies partially offset by higher sales in domestic mid-cap, international equity, and below investment grade strategies. Retail separate account sales of $1.2 billion compared with $1.3 billion. Institutional sales of $1.5 billion decreased from their highest quarterly level of $3.5 billion in the prior quarter, which included two meaningful client mandates.
Net outflows were $3.3 billion primarily due to open-end funds, a meaningful improvement from $4.8 billion of net outflows in the prior quarter. Open-end fund net outflows of $2.8 billion improved from $4.5 billion in the prior quarter due to lower redemptions, with positive net flows in alternatives and sequential improvements in nearly all strategies. Institutional net outflows of $0.4 billion compared with net inflows of $0.4 billion in the prior quarter. Institutional net flows in the quarter included positive contributions in international equity, investment grade, and alternatives. Retail separate account net outflows of $0.2 billion, compared with net outflows of $0.7 billion in the prior quarter, included net outflows in in the intermediary sold channel and continued net inflows in private client.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $44.0 million declined from $56.7 million in the prior quarter due to a 7% decrease in total revenues partially offset by a 1% decrease in total operating expenses. Revenues declined primarily due to lower average assets under management as a result of market performance and net outflows. The decrease in operating expenses included lower fair value adjustments to contingent consideration, decreased distribution and other asset-based expenses, and lower employment expenses, partially offset by restructuring and severance.
Net income attributable to Virtus Investment Partners, Inc. of $4.25 per diluted common share included ($1.12) of realized and unrealized losses on investments, primarily consolidated investment products, and ($0.54) of restructuring and severance, partially offset by $0.73 of fair value adjustments to affiliate noncontrolling interests. Net income per diluted share in the prior quarter of $2.29 included ($4.34) of unrealized losses on investments and ($0.28) of fair value adjustments to contingent consideration, partially offset by $0.51 of fair value adjustments to affiliate noncontrolling interests. The fair value adjustments to affiliate noncontrolling interests and contingent consideration reflected changes in the value of the affiliate and transaction earn-out payments, respectively.

The effective tax rate of 28% declined from 54% in the prior quarter, primarily reflecting changes in the valuation allowances related to marketable securities.

Non-GAAP Results
Revenues, as adjusted, of $185.7 million declined from $199.0 million in the prior quarter as market performance and net outflows resulted in lower average assets under management.
Employment expenses, as adjusted, of $88.7 million decreased from $89.1 million. Lower profit- and sales-based variable compensation was largely offset by higher stock-based incentive compensation primarily as a result of improvement in relative investment performance metrics on which certain awards are based, as well as the addition of two new investment teams. Other operating expenses, as adjusted, of $31.1 million were essentially unchanged, and included $1.0 million of transaction costs related to the agreement to acquire AlphaSimplex Group, LLC (AlphaSimplex). In the prior quarter, other operating expenses, as adjusted, included $0.8 million of annual equity grants to the Board of Directors.
Operating income, as adjusted, of $64.9 million and the related margin of 35.0% declined from $78.0 million and 39.2%, respectively, primarily due to lower investment management fees.
Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted common share was $5.76, a decrease of $1.10, or 16%, from $6.86 in the prior quarter. The decline primarily reflected lower investment management fees due to the lower average assets under management.
The effective tax rate, as adjusted, of 27% was unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	9/30/2022	9/30/2021	Change	6/30/2022	Change
Cash and cash equivalents	$309.2	$437.2	(29%)	$250.5	23%
Gross debt (1)	$262.3	$275.0	(5%)	$262.9	—%
Contingent consideration (2)	$133.6	$137.7	(3%)	$133.6	—%
Redeemable noncontrolling interests (3)	$108.3	$118.9	(9%)	$126.1	(14%)
Total equity exc. noncontrolling interests	$799.2	$812.3	(2%)	$784.7	2%

Working capital (4)	$195.2	$345.5	(44%)	$185.4	5%
Net debt (cash) (5)	$(47.0)	$(162.2)	(71%)	$12.4	N/M

(1)Excludes deferred financing costs of $6.8 million, $8.3 million, and $7.1 million, as of September 30, 2022, September 30, 2021, and June 30, 2022, respectively
(2)Represents estimates of revenue participation and contingent payments
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $16.2 million, $12.8 million, and $13.0 million as of September 30, 2022, September 30, 2021, and June 30, 2022, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, debt principal payments due over next 12 months and revenue participation amounts earned as of the balance sheet date and due within 12 months
(5)Defined as gross debt less cash and cash equivalents
N/M - Not Meaningful

Working capital of $195.2 million at September 30, 2022 increased from $185.4 million at June 30, 2022 primarily due to cash earnings in excess of return of capital to shareholders.
During the quarter, the company returned $10.0 million to shareholders through the repurchase of 50,422 shares of common stock, and increased the quarterly common stock dividend by 10% to $1.65 per share.
Agreement to Add AlphaSimplex as an Affiliated Manager
On October 20, 2022, the company announced that it had entered into an agreement to acquire AlphaSimplex, a leading manager of liquid alternative investment solutions with $10.9 billion of assets under management at September 30, 2022. The transaction is expected to close near the end of the first quarter of 2023 subject to customary closing conditions, necessary regulatory approvals, and approvals by the mutual fund boards and fund shareholders.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call and Investor Presentation
Management will host an investor conference call and webcast on Wednesday, October 26, 2022, at 10 a.m. Eastern to discuss these financial results and related matters. The presentation that will accompany the conference call is available in the Investor Relations section of virtus.com. A replay of the call will be available in the Investor Relations section for at least one year.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment management products and services from our affiliated managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2022	9/30/2021	Change	6/30/2022	Change	9/30/2022	9/30/2021	Change
Revenues
Investment management fees	$172,850	$201,133	(14%)	$185,024	(7%)	$564,691	$567,912	(1%)
Distribution and service fees	15,746	23,293	(32%)	17,159	(8%)	52,912	67,091	(21%)
Administration and shareholder service fees	20,563	26,479	(22%)	21,982	(6%)	66,889	74,916	(11%)
Other income and fees	1,102	1,159	(5%)	1,142	(4%)	3,516	3,053	15%
Total revenues	210,261	252,064	(17%)	225,307	(7%)	688,008	712,972	(4%)
Operating Expenses
Employment expenses	88,230	87,345	1%	89,360	(1%)	283,583	266,734	6%
Distribution and other asset-based expenses	26,818	36,692	(27%)	28,583	(6%)	88,247	105,007	(16%)
Other operating expenses	31,096	22,800	36%	31,559	(1%)	94,367	64,326	47%
Operating expenses of consolidated investment products	538	639	(16%)	649	(17%)	1,927	1,857	4%
Restructuring and severance	4,015	—	N/M	—	N/M	4,015	—	N/M
Change in fair value of contingent consideration	—	—	N/M	2,900	(100%)	2,900	—	N/M
Depreciation expense	938	915	3%	962	(2%)	2,835	2,994	(5%)
Amortization expense	14,609	10,391	41%	14,624	—%	43,895	30,219	45%
Total operating expenses	166,244	158,782	5%	168,637	(1%)	521,769	471,137	11%
Operating Income (Loss)	44,017	93,282	(53%)	56,670	(22%)	166,239	241,835	(31%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	(2,493)	(504)	395%	(10,543)	(76%)	(16,018)	2,881	N/M
Realized and unrealized gain (loss) of consolidated investment products, net	(8,440)	(2,801)	201%	(21,659)	(61%)	(43,443)	(4,741)	N/M
Other income (expense), net	(659)	1,001	N/M	571	N/M	199	3,598	(94%)
Total other income (expense), net	(11,592)	(2,304)	403%	(31,631)	(63%)	(59,262)	1,738	N/M
Interest Income (Expense)
Interest expense	(3,557)	(2,348)	51%	(2,825)	26%	(8,661)	(6,918)	25%
Interest and dividend income	1,013	269	277%	529	91%	1,870	571	227%
Interest and dividend income of investments of consolidated investment products	28,644	22,877	25%	22,412	28%	71,436	69,315	3%
Interest expense of consolidated investment products	(20,356)	(13,442)	51%	(14,416)	41%	(46,860)	(42,342)	11%
Total interest income (expense), net	5,744	7,356	(22%)	5,700	1%	17,785	20,626	(14%)
Income (Loss) Before Income Taxes	38,169	98,334	(61%)	30,739	24%	124,762	264,199	(53%)
Income tax expense (benefit)	10,754	25,823	(58%)	16,480	(35%)	43,969	63,377	(31%)
Net Income (Loss)	27,415	72,511	(62%)	14,259	92%	80,793	200,822	(60%)
Noncontrolling interests	4,265	(13,775)	N/M	3,143	36%	1,348	(42,531)	N/M
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$31,680	$58,736	(46%)	$17,402	82%	$82,141	$158,291	(48%)
Earnings (Loss) Per Share - Basic	$4.33	$7.64	(43%)	$2.34	85%	$11.05	$20.59	(46%)
Earnings (Loss) Per Share - Diluted	$4.25	$7.36	(42%)	$2.29	86%	$10.76	$19.72	(45%)
Cash Dividends Declared Per Common Share	$1.65	$1.50	10%	$1.50	10%	$4.65	$3.14	48%
Weighted Average Shares Outstanding - Basic	7,308	7,691	(5%)	7,449	(2%)	7,434	7,688	(3%)
Weighted Average Shares Outstanding - Diluted	7,463	7,984	(7%)	7,607	(2%)	7,636	8,028	(5%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022
By Product (period end):
Open-End Funds (1)	$74,365	$78,706	$73,149	$59,479	$54,454
Closed-End Funds	11,721	12,068	12,060	10,645	10,146
Retail Separate Accounts	41,528	44,538	40,824	35,248	33,381
Institutional Accounts (2)	49,691	51,874	57,309	50,048	46,993
Total	$177,305	$187,186	$183,342	$155,420	$144,974

By Product (average) (3)
Open-End Funds (1)	$76,368	$80,303	$75,537	$65,592	$60,185
Closed-End Funds	12,091	12,043	11,762	11,405	10,971
Retail Separate Accounts	40,578	41,528	44,538	40,824	35,248
Institutional Accounts (2)	50,542	50,693	58,269	53,560	50,668
Total	$179,579	$184,567	$190,106	$171,381	$157,072

By Asset Class (period end):
Equity	$112,732	$116,546	$102,989	$84,754	$78,034
Fixed Income	35,240	34,261	45,418	39,322	36,910
Multi-Asset (4)	23,641	24,853	23,415	20,261	19,364
Alternatives (5)	5,692	11,526	11,520	11,083	10,666
Total	$177,305	$187,186	$183,342	$155,420	$144,974

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (6)
(in basis points)

	Three Months Ended
	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022
By Product:
Open-End Funds (1)	45.7	48.5	46.5	46.2	46.8
Closed-End Funds	56.2	55.5	58.4	56.9	57.0
Retail Separate Accounts	44.0	44.6	43.6	42.9	42.2
Institutional Accounts (2)(7)	31.3	32.6	31.5	30.6	31.3
All Products (7)	42.0	43.7	41.9	41.2	41.5

(1)    Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)     Represents assets under management of institutional separate and commingled accounts including structured products
(3)    Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts - average of month-end balances in quarter
(4)    Includes strategies with substantial holdings in at least two of the following asset classes: equity, fixed income, and alternatives
(5)    Consists of event-driven, real estate securities, infrastructure, long/short, and other strategies
(6)    Represents investment management fees, as adjusted, divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(7)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022
Institutional Accounts	0.5	0.5	0.5	0.3	0.2
All Products	0.1	0.1	0.1	0.1	0.1
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Nine Months Ended
	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	9/30/2021	9/30/2022
Open-End Funds (1)
Beginning balance	$76,593	$74,365	$78,706	$73,149	$59,479	$51,608	$78,706
Inflows	3,809	4,346	4,956	3,120	2,880	14,812	10,956
Outflows	(5,168)	(5,943)	(8,378)	(7,643)	(5,689)	(15,582)	(21,710)
Net flows	(1,359)	(1,597)	(3,422)	(4,523)	(2,809)	(770)	(10,754)
Market performance	(775)	2,282	(6,907)	(9,000)	(2,012)	4,026	(17,919)
Other (2)	(94)	3,656	4,772	(147)	(204)	19,501	4,421
Ending balance	$74,365	$78,706	$73,149	$59,479	$54,454	$74,365	$54,454

Closed-End Funds
Beginning balance	$11,993	$11,721	$12,068	$12,060	$10,645	$5,914	$12,068
Inflows	3	19	8	24	157	3	189
Outflows	—	—	—	—	—	—	—
Net flows	3	19	8	24	157	3	189
Market performance	(114)	718	(196)	(1,250)	(531)	505	(1,977)
Other (2)	(161)	(390)	180	(189)	(125)	5,299	(134)
Ending balance	$11,721	$12,068	$12,060	$10,645	$10,146	$11,721	$10,146

Retail Separate Accounts
Beginning balance	$40,578	$41,528	$44,538	$40,824	$35,248	$29,751	$44,538
Inflows	2,003	2,240	2,022	1,288	1,179	6,975	4,489
Outflows	(1,231)	(1,125)	(1,394)	(1,977)	(1,418)	(2,960)	(4,789)
Net flows	772	1,115	628	(689)	(239)	4,015	(300)
Market performance	178	1,895	(4,342)	(4,887)	(1,628)	4,229	(10,857)
Other (2)	—	—	—	—	—	3,533	—
Ending balance	$41,528	$44,538	$40,824	$35,248	$33,381	$41,528	$33,381

Institutional Accounts (3)
Beginning balance	$49,474	$49,691	$51,874	$57,309	$50,048	$44,921	$51,874
Inflows	1,808	2,107	2,449	3,452	1,507	5,994	7,408
Outflows	(1,727)	(1,625)	(1,623)	(3,032)	(1,930)	(5,779)	(6,585)
Net flows	81	482	826	420	(423)	215	823
Market performance	258	1,438	(5,012)	(7,657)	(2,475)	4,259	(15,144)
Other (2)	(122)	263	9,621	(24)	(157)	296	9,440
Ending balance	$49,691	$51,874	$57,309	$50,048	$46,993	$49,691	$46,993

Total
Beginning balance	$178,638	$177,305	$187,186	$183,342	$155,420	$132,194	$187,186
Inflows	7,623	8,712	9,435	7,884	5,723	27,784	23,042
Outflows	(8,126)	(8,693)	(11,395)	(12,652)	(9,037)	(24,321)	(33,084)
Net flows	(503)	19	(1,960)	(4,768)	(3,314)	3,463	(10,042)
Market performance	(453)	6,333	(16,457)	(22,794)	(6,646)	13,019	(45,897)
Other (2)	(377)	3,529	14,573	(360)	(486)	28,629	13,727
Ending balance	$177,305	$187,186	$183,342	$155,420	$144,974	$177,305	$144,974

(1)     Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the impact of non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), current income or capital returned by structured products and the use of leverage
(3)     Represents assets under management of institutional separate and commingled accounts including structured products

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	9/30/2022	9/30/2021	6/30/2022
Total revenues, GAAP	$210,261	$252,064	$225,307
Consolidated investment products revenues (1)	2,243	2,298	2,301
Investment management fees (2)	(11,070)	(13,396)	(11,424)
Distribution and service fees (2)	(15,748)	(23,296)	(17,159)
Total revenues, as adjusted	$185,686	$217,670	$199,025

Operating Expenses
Total operating expenses, GAAP	$166,244	$158,782	$168,637
Consolidated investment products expenses (1)	(538)	(639)	(649)
Distribution and other asset-based expenses (3)	(26,818)	(36,692)	(28,583)
Amortization of intangible assets (4)	(14,609)	(10,391)	(14,624)
Restructuring and severance (5)	(4,015)	—	—
Acquisition and integration expenses (6)	—	(2,271)	(3,761)
Other (7)	486	(1,230)	—
Total operating expenses, as adjusted	$120,750	$107,559	$121,020

Operating Income (Loss)
Operating income (loss), GAAP	$44,017	$93,282	$56,670
Consolidated investment products (earnings) losses (1)	2,781	2,937	2,950
Amortization of intangible assets (4)	14,609	10,391	14,624
Restructuring and severance (5)	4,015	—	—
Acquisition and integration expenses (6)	—	2,271	3,761
Other (7)	(486)	1,230	—
Operating income (loss), as adjusted	$64,936	$110,111	$78,005

Operating margin, GAAP	20.9%	37.0%	25.2%
Operating margin, as adjusted	35.0%	50.6%	39.2%

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

	Three Months Ended
Income (Loss) Before Taxes	9/30/2022	9/30/2021	6/30/2022
Income (loss) before taxes, GAAP	$38,169	$98,334	$30,739
Consolidated investment products (earnings) losses (1)	478	(315)	1,122
Amortization of intangible assets (4)	14,609	10,391	14,624
Restructuring and severance (5)	4,015	—	—
Acquisition and integration expenses (6)	—	2,271	3,761
Other (7)	(486)	1,410	—
Seed capital and CLO investments (gains) losses (8)	5,363	(2,110)	24,910
Income (loss) before taxes, as adjusted	$62,148	$109,981	$75,156

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$10,754	$25,823	$16,480
Tax impact of:
Amortization of intangible assets (4)	3,939	2,751	3,970
Restructuring and severance (5)	1,082	—	—
Acquisition and integration expenses (6)	—	601	1,021
Other (7)	610	717	189
Seed capital and CLO investments (gains) losses (8)	370	(779)	(1,259)
Income tax expense (benefit), as adjusted	$16,755	$29,113	$20,401

Effective tax rate, GAAPA	28.2%	26.3%	53.6%
Effective tax rate, as adjustedB	27.0%	26.5%	27.1%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Net Income (Loss) Attributable to Virtus Investment Partners, Inc.
Net income (loss) attributable to Virtus Investment Partners, Inc., GAAP	$31,680	$58,736	$17,402
Amortization of intangible assets, net of tax (4)	9,952	6,904	9,918
Restructuring and severance, net of tax (5)	2,933	—	—
Acquisition and integration expenses, net of tax (6)	—	1,670	2,740
Other, net of tax (7)	(6,558)	11,534	(4,060)
Seed capital and CLO investments (gains) losses, net of tax (8)	4,993	(1,331)	26,169
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$43,000	$77,513	$52,169
Weighted average shares outstanding - diluted	7,463	7,984	7,607

Earnings (loss) per share - diluted, GAAP	$4.25	$7.36	$2.29
Earnings (loss) per share - diluted, as adjusted	$5.76	$9.71	$6.86

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

	Three Months Ended
Administration and Shareholder Services Fees	9/30/2022	9/30/2021	6/30/2022
Administration and shareholder service fees, GAAP	$20,563	$26,479	$21,982
Consolidated investment products fees (1)	24	3	5
Administration and shareholder service fees, as adjusted	$20,587	$26,482	$21,987

Employment Expenses
Employment expenses, GAAP	$88,230	$87,345	$89,360
Acquisition and integration expenses (6)	—	(429)	(260)
Other (7)	486	(445)	—
Employment expenses, as adjusted	$88,716	$86,471	$89,100

Other Operating Expenses
Other operating expenses, GAAP	$31,096	$22,800	$31,559
Acquisition and integration expenses (6)	—	(1,842)	(601)
Other (7)	—	(785)	—
Other operating expenses, as adjusted	$31,096	$20,173	$30,958

Total Other Income (Expense), Net
Total other income (expense), net GAAP	$(11,592)	$(2,304)	$(31,631)
Consolidated investment products (1)	4,788	5,439	4,588
Seed capital and CLO investments (gains) losses (8)	5,363	(2,110)	24,910
Total other income (expense), net as adjusted	$(1,441)	$1,025	$(2,133)

Interest and Dividend Income
Interest and dividend income, GAAP	$1,013	$269	$529
Consolidated investment products (1)	1,197	744	1,580
Interest and dividend income, as adjusted	$2,210	$1,013	$2,109

Total Noncontrolling Interests
Total noncontrolling interests, GAAP	$4,265	$(13,775)	$3,143
Consolidated investment products (1)	(478)	315	(1,122)
Amortization of intangible assets (4)	(718)	(736)	(736)
Other (7)	(5,462)	10,841	(3,871)
Total noncontrolling interests, as adjusted	$(2,393)	$(3,355)	$(2,586)

Notes to Reconciliations:
Reclassifications:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Other Adjustments:
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Restructuring and severance - Certain non-recurring expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions that are not reflective of ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.
6.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, change in fair value of contingent consideration, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	9/30/2022	9/30/2021	6/30/2022
Employment expenses	$—	$429	$260
Other operating expenses	—	1,842	601
Change in fair value of contingent consideration	—	—	2,900
Total Acquisition and Integration Expenses	$—	$2,271	$3,761

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

7.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs. Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs associated with the modification of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.
Components of Other for the respective periods are shown below:

	Three Months Ended
Other	9/30/2022	9/30/2021	6/30/2022
Employment expense fair value adjustments	$(486)	$445	$—
Non-capitalized debt issuance costs	—	785	—
Gain / loss on extinguishment or modification of debt	—	180	—
Tax impact of adjustments	131	(373)	—
Other discrete tax adjustments	(741)	(344)	(189)
Affiliate minority interest fair value adjustments	(5,462)	10,841	(3,871)
Total Other	$(6,558)	$11,534	$(4,060)

Seed Capital and CLO Related
8.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.
Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15.

Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans, and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2021 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) any reduction in our assets under management; (ii) general domestic and global economic and political conditions (including war, acts of terrorism, and civil unrest); (iii) inability to achieve the expected benefits of our strategic transactions; (iv) the ongoing effects of the COVID-19 pandemic and associated global economic disruption; (v) withdrawal, renegotiation or termination of investment advisory agreements; (vi) damage to our reputation; (vii) inability to satisfy financial covenants and payments related to our indebtedness; (viii) inability to attract and retain key personnel; (ix) challenges from the competition we face in our business; (x) adverse developments related to unaffiliated subadvisers; (xi) negative changes in key distribution relationships; (xii) interruptions in or failure to provide critical technological service by us or third parties; (xiii) loss on our investments; (xiv) lack of sufficient capital on satisfactory terms; (xv) adverse regulatory and legal developments; (xvi) failure to comply with investment guidelines or other contractual requirements; (xvii) adverse civil litigation and government investigations or proceedings; (xviii) unfavorable changes in tax laws or limitations; (xix) volatility associated with our common stock; (xx) inability to make quarterly common stock dividends; (xxi) certain corporate governance provisions in our charter and bylaws; (xxii) losses or costs not covered by insurance; (xxiii) impairment of goodwill or intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2021 Annual Report on Form 10-K and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com